UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 27, 2006

Digene Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-28194	52-1536128
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1201 Clopper Road, Gaithersburg, Maryland		20878
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(301) 944-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Digene Corporation (the "Company") announced today that, on October 30, 2006, James H. Godsey, Ph.D. will begin employment with the Company as its new Senior Vice President, Research and Development. In such role, Dr. Godsey will direct the Company’s research and development programs and lead Digene’s instrument and reagent development programs.

Attila Lorincz, Ph.D. will continue in his role as Chief Scientific Officer of the Company and will become the Company’s Senior Vice President, Science and Technology. In such roles, Dr. Lorincz will be responsible for helping create and communicate the organization’s scientific vision and direction. He will also continue his research and scientific collaborations in the HPV testing field and help expand Digene’s product portfolio through discovery, in-licensing and acquisition of new products and technologies.

A copy of the press release announcing these executive officer changes is attached to this Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release, dated October 27, 2006, issued by Digene Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digene Corporation

October 27, 2006	By:	/s/ Vincent J. Napoleon

Name: Vincent J. Napoleon
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated October 27, 2006, issued by Digene Corporation